UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (Rule 14a-101) Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12 Brookdale Senior Living Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee paid previously with preliminary materials. ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Below is the Company's press release published on July 8, 2025, which was also posted on the Company's website VoteBrookdaleBlue.com, in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

BROOKDALE SENIOR LIVING

Brookdale's Board Reminds Shareholders to Vote the BLUE Proxy Card "FOR" ONLY Brookdale's Eight Superior and Highly Qualified Director Nominees Ahead of this Friday's Annual Meeting

June Occupancy Shows Continued Momentum in Execution of Clear, Compelling and Effective Strategy Set by Recently Refreshed, Fit-for-Purpose Board

Election of Even a Single Ortelius Nominee Would Risk Compromising Brookdale's Strong Forward Momentum

NASHVILLE, Tenn., July 8, 2025 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today reminds all Brookdale shareholders to vote the **BLUE** proxy card **"FOR" ONLY** Brookdale's eight superior and highly qualified director nominees in advance of the Company's upcoming 2025 Annual Meeting of Stockholders, scheduled to be held on July 11, 2025.

Brookdale's recent occupancy results clearly demonstrate that the Company's strategy to create shareholder value is working. During the month of June, the Company delivered 81.1% same community weighted average occupancy, reflecting occupancy acceleration during the quarter, and same community month end occupancy of 82.8% demonstrating continued strong demand and sales execution. Second quarter weighted average consolidated occupancy was 80.1%, a key milestone for cash flow growth. By successfully executing on its key initiatives – improving operating performance, optimizing the real estate portfolio, reinvesting capital into communities, reducing leverage, and ensuring high-quality environments for residents and associates – Brookdale's Board and management team are generating positive momentum.

Brookdale urges shareholders not to hand control of Brookdale's Board to Ortelius Advisors, L.P. ("Ortelius"), which beneficially owns only 1% of Brookdale's shares. Ortelius does not understand Brookdale's business, has a flawed plan, and has nominated director candidates who do not have the right expertise to oversee the Company's path forward. Electing even one of Ortelius' director nominees would derail the Company's progress and impair the Board's ability to recruit and effectively oversee a new CEO – significantly jeopardizing shareholder value creation potential.

As shareholders cast their votes, Brookdale reminds them that:

> **Brookdale's Board has the right mix of skills and expertise to oversee the Company's continuing growth and transformation.** With extensive experience in the critical areas of senior

Page 2

living, hospitality, sales and marketing, clinical healthcare, operations, finance and economics, and mergers and acquisitions, Brookdale's director slate has the skills, insights and perspectives that are critical to Brookdale's operating strategy, real estate portfolio, and regulatory relationships.

The Brookdale Board has demonstrated its commitment to refreshment, with four directors having been appointed since June 2024. If Brookdale's nominees are elected, the Board will be composed of eight highly qualified and engaged directors, seven of whom are independent, with an average tenure of less than four years. If one or more of Ortelius' directors are elected to the Board to replace directors with invaluable institutional knowledge of Brookdale's business, such as Victoria L. Freed and Lee S. Wielansky, a majority of the Board will have served on the Board for approximately one year or less, creating an information gap for any new CEO.

The Board holds the management team accountable and has a CEO search well-underway, informed by shareholder feedback. The Board's CEO Search Committee, consisting of Denise W. Warren, Victoria L. Freed, Elizabeth B. Mace and Lee S. Wielansky, has been carefully composed to help ensure that any CEO candidate possesses the requisite experience and understanding of the key areas of Brookdale's business: senior living, healthcare, hospitality, and real estate. A leading independent search firm, Spencer Stuart, is supporting their efforts and has compiled a robust list of potential candidates. The Board is carefully reviewing these candidates as it works to find a CEO that will deliver sustained and compelling returns to shareholders. Removing critical members of the CEO Search Committee could disrupt and delay this search process.

Over the past several years, Brookdale has streamlined operations, simplified the business, rationalized our lease portfolio, and reduced leverage. Since 2022, Brookdale has renegotiated leases for ~250 communities previously inherited by the Company and reduced the number of leased units by 19% since Q1 2021, all of which have been executed with the active oversight of the Board's Investment Committee, chaired by director Lee S. Wielansky. By year-end 2025, the Company will have reduced its community portfolio to less than 600 from more than 1,000 in 2017. Brookdale's post-COVID growth is in line with peers, and, in 2024, the Company outperformed compared to 2019 across key metrics including consolidated RevPAR, operating income per available unit and adjusted EBITDA margin.

Ortelius has demonstrated a lack of understanding of Brookdale's business. Ortelius' strategic ideas are misguided, oversimplify Brookdale's portfolio, fail to recognize that Brookdale is not a real estate investment trust ("REIT") and overlook the significant progress that is already underway.

<u>None</u> of Ortelius' nominees have experience in critical areas such as clinical healthcare, hospitality, or sales and marketing. Additionally, the experience of Ortelius' slate is disproportionately skewed toward REITS and skilled nursing, which represents only 2% of Brookdale's business. Brookdale is a senior living **<u>operator</u>**, which requires experience in senior housing, hospitality, real estate, and healthcare. Replacing a director like Victoria L. Freed would eliminate a key skillset in revenue management, sales and marketing and hospitality that has helped drive greater occupancy rates.

Page 3

Brookdale's Board and management team made repeated good-faith efforts to engage with Ortelius to avoid a proxy contest. Despite these efforts, Ortelius did not engage constructively and refused to allow the Board to interview any of its nominees as part of its refreshment process.

The Annual Meeting is fast approaching. Do not let Ortelius' reckless campaign disrupt the progress the Brookdale Board has made in driving shareholder value creation. Whether or not shareholders expect to attend, **we urge all Brookdale shareholders to vote TODAY "FOR" ONLY Brookdale's eight superior and highly qualified director nominees using the BLUE proxy card. The future of Brookdale and shareholders' investment depends on this vote.**

Brookdale reminds all shareholders that every vote is important, no matter how many or few shares you own. Please simply disregard any white proxy card you may receive from Ortelius.

Since time is short, we urge Brookdale shareholders to follow the easy instructions on the **BLUE** proxy card or **BLUE** voting instruction form to vote electronically.

If Brookdale shareholders have any questions or require any assistance in voting their shares, please contact Brookdale's proxy solicitor, Innisfree M&A Incorporated, at+ 1 (877) 750-5838 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries).

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the nation's premier operator of senior living communities. With 645 communities across 41 states and the ability to serve approximately 58,000 residents as of June 30, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or YouTube.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "on track," "potential," "intend," "enable," "expect," "endeavor," "seek," "anticipate," "estimate," "executing," "believe," "poised," "positioned," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the focus of the Board of Directors and management of the Company, the execution and advancement of the Company's strategy, the Company's CEO search process, the Company's ability to continue to successfully execute on key initiatives, deliver positive financial and operational performance and drive enhanced shareholder

Page 4

value. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company's resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company's information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company's ability to complete its capital expenditures in accordance with its plans; the Company's ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company's ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company's ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company's strategy, including initiatives undertaken to execute on the Company's strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company's ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company's debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company's non-compliance with any such agreements and the risk of loss of the Company's property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company's indebtedness and long-term leases on the Company's liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company's debt obligations; the Company's ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company's communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory

Page 5

proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company's business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including as a result of the current proxy contest and any potential change of control of the Company or the Board; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this communication. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

CONTACTS

media.relations@brookdale.com

Tim Lynch / Leigh Parrish
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Page 6